Exhibit 23.2


                       CONSENT OF ERNST & YOUNG LLP

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. s 33-22849, 33-36041, 33-42002, 33-50430, and 33-64407) pertaining to the 1985 Stock
     Option Plan of Carrington Laboratories, Inc., Registration Statements (Form S-8 No. s 33-64403, 33-64405, and 33-55920)
     pertaining to the 1995 Management Compensation Plan of Carrington Laboratories, Inc., the 1995 Stock Option Plan of Carrington Laboratories, Inc., and the Employee Stock Purchase Plan of Carrington Laboratories, Inc., respectively, the Registration Statements (Form S-3 No.'s 33-60833 and 33-17177) pertaining to the 1995 and 1997 private placements of common stock of Carrington Laboratories, Inc., respectively, of our report dated February 25, 1998, with respect to the consolidated financial statements of Carrington Laboratories, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP


     Dallas, Texas
     March 27, 1998